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                                                                       EXHIBIT 5

                          STEPHEN A. ZRENDA, JR., P.C.
                         ATTORNEYS AND COUNSELORS AT LAW
                              2440 BANK ONE CENTER
                               100 NORTH BROADWAY
                       OKLAHOMA CITY, OKLAHOMA 73102-8601
                            Email: Zrendaesq@aol.com
Telephone (405) 235-2111                               Telecopier (405) 235-2157

                                  June 17, 2004

Power Technology, Inc.
15 Ocean View Road
Lions Bay, B.C. V0N 2E0
CANADA

Gentlemen:

         We have acted as special counsel to Power Technology, Inc. (the "Company") to render a legal opinion regarding its Form S-8 Registration Statement to be filed with the Securities and Exchange Commission concerning its plan to issue its Common Stock, $.001 par value, to consultants to the Company under its 2004-A Stock Option, SAR and Stock Bonus Consultant Plan (the "Plan").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, ii) the authenticity of documents submitted to us as originals, and (iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. We have also examined such matters of law and such additional matters of fact as we consider necessary or appropriate in connection with the opinions hereinafter expressed.

         We are admitted to practice in the State of Connecticut and the State of Oklahoma and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the general corporation law of the State of Nevada to the extent necessary to render this opinion. The Shares may be issued and sold from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including applicable rules and regulations, in effect on the date hereof, and to the facts in existence on the date hereof. We assume no obligation to update such opinion.

         Based on and subject to the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

         2. Assuming the accuracy of the documents, representations and warranties of the Company, the offer, issuance and sale of the Common Stock of the Company to consultants under the Plan and under the terms and provisions of consulting agreements and other contracts which have been duly authorized by the Company will have been duly authorized and validly issued and will be fully paid and nonassessable.

         The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

                                             Very truly yours,

                                             STEPHEN A. ZRENDA, JR., P.C.

                                             By: /s/ Stephen A. Zrenda, Jr.
                                                 -------------------------------
                                                 Stephen A. Zrenda, Jr.